Exhibit 10.4

AMENDMENT NO. 2

TO

AGREEMENT TO PROVIDE SERVICES

This Amendment No. 2 to Agreement to Provide Services, dated as of August 6, 2002 (the “Amendment”), is by and among Hauser, Inc., a Delaware Corporation (the “Company”), Kenneth Cleveland Associates, Inc. (the “Contractor”) and Kenneth C. Cleveland (“Cleveland”).

WHEREAS, the parties have previously entered into that certain Agreement to Provide Services, dated as of August 1, 2000, as amended (the “Agreement”); and

WHEREAS, Section 6(d) of the Agreement provides that the Agreement may be amended with the written consent of all parties thereto; and

WHEREAS, the parties now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree that:

1.             Definitions.  Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Agreement.

2.             Amendment.  Paragraph (d) of Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

(d)  Prior to July 10, 2002, the Company shall pay Contractor a bonus for the fiscal year ended March 31, 2002 of one hundred thousand dollars ($100,000); provided, however, that (y) the Company achieves the operating results for such fiscal year as set forth in the annual budget for such fiscal year as approved by the Board of Directors and (x) Contractor shall use at least $50,000 of such bonus to purchase, for itself or Cleveland, common stock, par value $.001 per share, of the Company (the “Stock”) at a per share purchase price equal to $0.26.

3.             Miscellaneous.

a.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

b.             Paragraph and Section Headings.  The headings of the sections and subsections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part thereof.

c.             Severability.  In the event that any part or parts of this Amendment shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Amendment which shall remain in full force and effect.

d.             Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

e.             Incorporation.  This Amendment shall be deemed to be a part of the Agreement, and the Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to include the Agreement, as amended hereby.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

HAUSER, INC.

By:	/s/ Thomas W. Hanlon
Name: Thomas W. Hanlon
Title: Chief Financial Officer

KENNETH CLEVELAND ASSOCIATES, INC.

By:	/s/ Kenneth C. Cleveland
Name: Kenneth C. Cleveland
Title: President

CLEVELAND:

/s/ Kenneth C. Cleveland
Kenneth C. Cleveland